CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated June 15, 2001, relating to the financial statements and financial highlights of Pell Rudman Mid-Cap Growth Portfolio, which appear in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated September 28, 2001, relating to the financial statements and financial highlights which appear in the August 31, 2001 Annual Report to Shareholders of the Advantage Fund, Advantage Global Health Sciences Fund and the Global Growth Fund (three of the portfolios constituting INVESCO Counselor Series Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Denver, Colorado
December 13, 2001